UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 15, 2014

ABAXIS, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

On April 15, 2014, the United States District Court for the Northern District of California, granted preliminary approval of a settlement that Abaxis, Inc. (“Abaxis”) has reached with Plaintiff St. Louis Police Retirement System (“Plaintiff”) in a shareholder class and derivative action that Plaintiff filed on October 1, 2012 on behalf of itself and all others similarly situated, and derivatively on behalf of Abaxis and against certain of Abaxis’s officers and directors, entitled St. Louis Police Retirement System v. Severson, et al., Case No. 12-cv-05086-YGR (N.D. Cal.) (the “Action”).  The Court’s order granting preliminary approval of the settlement requires Abaxis to provide notice to its stockholders of the information about the Action contained in this press release.  Notice of pendency of the Action, the proposed settlement of the Action, a hearing relating to the proposed settlement and shareholders’ right to appear is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Notice of Pendency of Class and Derivative Action, Proposed Settlement of Class and Derivative Action and Settlement Hearing and Right to Appear
1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2014

ABAXIS, INC.

	By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and
Chief Financial Officer

2.